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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in Amendment No. 3 to this
Registration Statement on Form S-3 of our report dated August 2, 1999 relating to the financial statements and financial statement schedules, which appears in Sensormatic Electronic Corporation's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP



Miami, Florida
November 23, 1999